                                                                    EXHIBIT 21.1

                         SUBSIDIARIES OF THE REGISTRANT


                                                                 JURISDICTION OF
                                                                INCORPORATION OR
                                                                  ORGANIZATION
                                                                ----------------
                         SUBSIDIARY                                  COUNTRY
         -----------------------------------------------------------------------
         CoSine Communications Australia Pty Ltd                 Australia
         CoSine Communications Belgium Sprl                      Belgium
         CoSine Cayman Ltd.                                      Cayman Islands
         CoSine Communications Finland OY                        Finland
         CoSine Communications SARL                              France
         Company Communications Deutschland GmbH                 Germany
         CoSine Communications Hong Kong Ltd                     Hong Kong
         CoSine Software (India) Private Limited                 India
         CoSine Communications Italia Srl                        Italy
         CoSine Communications KK                                Japan
         CoSine Communications Malaysia Sdn Bhd (formerly        Malaysia
             Aspen Sehijau Sdn Bhd)
         CoSine Communications BV                                Netherlands
         CoSine Communications Singapore, Pte Ltd                Singapore
         CoSine Communications Espana SL                         Spain
         CoSine Communications Sverige AB                        Sweden
         CoSine Communications Ltd                               United Kingdom


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